UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2007

THE TOPPS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-15817 (Commission File Number)	11-2849283 (IRS Employer Identification No.)

One Whitehall Street, New York, NY (Address of principal executive offices)	10004-2109 (ZIp Code)

212-376-0300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 28, 2007, The Topps Company, Inc. (“Topps”), in response to inquiries due to an article published by Beckett.com suggesting that the proposed acquisition of Topps by The Upper Deck Company (“Upper Deck”) may have received antitrust approval, issued a press release confirming that no such approval has been obtained. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

On July 2, 2007, Topps issued a press release announcing that stockholders of record of Topps as of the close of business on Tuesday, July 3, 2007, will be entitled to receive notice of and to vote at the rescheduled special meeting of stockholders called for the purpose of considering and voting on Topps’ pending merger agreement with The Tornante Company LLC (“Tornante”) and Madison Dearborn Partners, LLC (“Madison Dearborn”), and that a new date for the special meeting will be set as soon as practicable in order to give Topps stockholders an opportunity to evaluate the Tornante-Madison Dearborn transaction in light of the pending tender offer, or any other then pending competing proposal, from Upper Deck. A copy of such press release is attached hereto as Exhibit 99.2 and is incorporated in this Item 8.01 by reference.

On July 9, 2007, Topps issued a press release announcing that its Board of Directors, after careful consideration and in consultation with its financial and legal advisors, determined that the pending tender offer commenced by Upper Deck and its affiliate on June 25, 2007 is not in the best interest of Topps’ stockholders and unanimously recommends that stockholders reject the offer and not tender their shares. Notwithstanding such recommendation of Topps’ Board of Directors, Topps intends to continue discussions with Upper Deck to determine whether a consensual transaction that is superior to the pending transaction with Tornante and Madison Dearborn can be reached. Topps cautions, however, that there can be no assurance that a superior transaction will be reached with Upper Deck. On July 2, 2007, Upper Deck filed with the Federal Trade Commission and the Department of Justice a Notification and Report Form with respect to the tender offer, which filing commenced the initial 15-day antitrust regulatory review period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) in connection with the tender offer. This review period is scheduled to expire on July 17, 2007. Although Topps’ Board of Directors reaffirms its recommendation that Topps’ stockholders vote “FOR” the pending Tornante–Madison Dearborn transaction, it intends to revisit the tender offer after the expiration of such HSR Act waiting period and reserves the right to revise its recommendation with respect to the tender offer in the event of any changed circumstance. A copy of such press release relating the recommendation of Topps’ Board of Directors with respect to the tender offer is attached hereto as Exhibit 99.3 and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release of The Topps Company, Inc., dated June 28, 2007
99.2	Press Release of The Topps Company, Inc., dated July 2, 2007
99.3	Press Release of The Topps Company, Inc., dated July 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2007

THE TOPPS COMPANY, INC.
By:	/s/ Catherine K. Jessup
Name: Catherine K. Jessup Title: Vice President, CFO and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of The Topps Company, Inc., dated June 28, 2007
99.2	Press Release of The Topps Company, Inc., dated July 2, 2007
99.3	Press Release of The Topps Company, Inc., dated July 9, 2007